NEWS RELEASE For More Information: Frank B. O’Neil, IRC Sr. Vice President, Corporate Communications & Investor Relations 800-282-6242 • 205-877-4461 • FrankONeil@ProAssurance.com

ProAssurance Corporation Accelerates the Release of First Quarter 2019 Results and Conference Call
BIRMINGHAM, AL – (BUSINESSWIRE) – April 25, 2019 – ProAssurance Corporation (NYSE:PRA)
will accelerate its reporting of first quarter 2019 results and will hold an investor call on Friday, April 26, 2019. This will replace the call originally scheduled for Friday, May 3, 2019.
Results will be released prior to the call and upon substantial completion of the quarterly financial close process. We expect to timely file our quarterly report on Form 10-Q when our usual quarterly financial close process is finalized.
ProAssurance will now conduct its conference call at 9:00 AM ET on Friday, April 26, 2019 to discuss the results of the quarter. US-based investors are invited to participate by phone by dialing (888) 349-0134 (toll-free), Canadian investors may dial (855) 669-9657 (toll free), and international investors may dial
(412) 317-5145. The conference call will also be webcast through the Investor Relations section of ProAssurance.com.
We will file our prepared remarks on Form 8-K concurrent with the start of the conference call. We will file a full transcript of the call to include answers to questions as soon as practical after the call concludes. Audio replays will be available shortly after the call ends.
A telephone replay of the call will be available through at least May 1, 2020 using access code 10130644. Investors in the United States may dial (877) 344-7529 (toll free), Canadian investors may dial (855) 669-9658 (toll free), and international investors may dial (412) 317-0088. A replay will be available on the internet through at least December 31, 2019 at ProAssurance.com. ProAssurance will make a podcast of the call available on its website and on iTunes.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past twelve years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings.
For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.

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